From: Abingworth Bioventures II and II a LP of 231 Val des Bons Malades, Kirchberg 2121, Luxembourg

Abingworth Bioventures III a LP, III b LP, III c LP and Abingworth Bioventures III Executives LP all of 18 Jermyn Street, London, SW1Y 6DN

Apax Nominees Ltd, 15 Portland Place, London, W1D 1PT

JP Morgan Partners, 1221 Ave of the Americas, New York 10020, USA

Quester VCT 3 plc, VCT 4 plc, VCT 5 plc and Quester Venture Partners all of 29 Queen Anne's Gate, London, SW1H 9BU

Schroder Venture Managers Life Sciences II LP, Schroder Venture Managers International Life Sciences II LP2 and II LP3 and Schroder Ventures ILS Fund II Strategic Partners all of 22 Church Street, Hamilton, Bermuda

The Wellcome Trust Limited of 83 Euston Road, London

To: Parekh Enterprises Limited
3 Wesley Gate
Queens Road
Reading
Berkshire
RG1 4AP

2005

Dear Sirs

We refer to our recent discussions and set out below the terms of an incentive fee in connection with a sale of the entire issued share capital of or a sale of all of the business and assets of either the Lorantis Holdings Limited (the "**Company**") or Lorantis Limited (including but not limited to any form of insolvency proceedings) at any time within 12 months following the date hereof to Celldex or any of its subsidiaries from time to time (the "**Sale**") subject to the terms set out in this letter.

Subject to the Consultant (as that term is defined pursuant to the consultancy agreement entered into on 10 August 2005 between you and Lorantis Limited (the "**Consultancy Agreement**")) being wholly or mainly responsible for the Sale and the Consultant remaining as a director of the Company immediately prior to completion of such Sale and you not having given notice to terminate the Consultancy Agreement, we agree that you will, conditional on the shareholders of the Company receiving the proceeds of such Sale in the form of a distribution in specie of any Celldex shares or otherwise, be entitled to receive an incentive fee equal to 2% of the consideration shares in Celldex which may be issued to the Company or its shareholders in consideration for such Sale or 2% of the proceeds of such shares if these are sold by the

Company and the proceeds issued to shareholders of the Company provided that if the shareholders of the Company receive a distribution in specie of unquoted Celldex shares or any unquoted shares as consideration for the Celldex shares, the incentive fee will not become payable until (and any unquoted shares will be held by Abingworth Management Limited as escrow agent) the earlier to occur of a quotation of Celldex, or an acquisition of Celldex by a quoted company which exchanges such shares for quoted shares or 5 years from the date of this letter.

The incentive fee will be paid in such form as the proceeds of such Sale are paid to the Company's shareholders (as the case may be) and will be subject to tax in the usual way.

We undertake to transfer and to procure our respective nominees or the Company (as the case may be) transfer such number of Celldex shares to Abingworth Management Limited as escrow agent and confirm they shall be released to you in accordance with the terms of this letter.

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for and on behalf of
Abingworth Bioventures II and II a LP

....

for and on behalf of
Abingworth Bioventures III a LP

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for and on behalf of
Abingworth Bioventures III b LP

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for and on behalf of
Abingworth Bioventures III c LP

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for and on behalf of
Abingworth Bioventures III Executive LP

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for and on behalf of
Apax Nominees Ltd
WW

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for and on behalf of
JP Morgan Partners

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for and on behalf of
Quester VCT 3 plc, Quester VCT 4 plc
and Quester VCT 5 plc

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for and on behalf of
Quester Venture Partners

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for and on behalf of
Schroder Venture Managers Life Sciences II LP

....
for and on behalf of
Schroder Venture Managers International Life Sciences II LP2

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for and on behalf of
Schroder Venture Managers International Life Sciences II LP3

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for and on behalf of
Schroder Ventures ILS Fund II Strategic Partners

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for and on behalf of
The Welcome Trust Limited

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for and on behalf of
Parekh Enterprises Limited